UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ALSET INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Alset Inc.

4800 Montgomery Lane, Suite 210,

Bethesda, MD 20814

October 24, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 5, 2022

9 A.M. EASTERN STANDARD TIME

Dear Stockholder,

We cordially invite you to attend our 2022 Annual Meeting of Stockholders to be held at 9 A.M. Eastern Standard Time on December 5, 2022. The 2022 Annual Meeting of Stockholders will be held virtually via the Internet at https://agm.issuerdirect.com/aei (the “Annual Meeting”). Our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at https://agm.issuerdirect.com/aei and your proxy card. This means that you can attend the annual meeting online, vote your shares electronically and submit questions during the online meeting by visiting the above-mentioned website. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. The attached Notice of Annual Meeting and Proxy Statement describes the business we will conduct at the meeting and provides information about Alset Inc. that you should consider when you vote your shares.

Your vote is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting (via the virtual meeting), please carefully review the enclosed Proxy Statement and then cast your vote.

We hope that you will join us virtually on December 5, 2022.

Sincerely,

/s/ Chan Heng Fai
Name:	Chan Heng Fai
Title:	Chairman of the Board and
Chief Executive Officer

Alset Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Notice of 2022 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting (the “Annual Meeting”) of Stockholders of Alset Inc., a Texas corporation (the “Company”), will be held on:

Date:	December 5, 2022

Time:	9 A.M. Eastern Standard Time

Place:	https://agm.issuerdirect.com/aei

Purpose:	1.	To elect seven (7) directors, each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified;

	2.	To ratify the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2022; and

	3.	To approve an amendment of the Company’s Restated Certificate of Formation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-20 (the “Reverse Stock Split Proposal”).

Record Date:	The Board of Directors has fixed the close of business on October 11, 2022, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Company has enclosed a copy of the proxy statement and the proxy card. The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at https://www.alsetinc.com/.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by submitting your proxy. You may vote your proxy three different ways: by mail, via the Internet, or by telephone. You may also be entitled to vote in person (via the virtual meeting) at the meeting. Please refer to detailed instructions included in the accompanying proxy statement.

FOR THE BOARD OF DIRECTORS

/s/ Chan Heng Fai
Chan Heng Fai
Chairman of the Board and Chief Executive Officer

Bethesda, MD

October 24, 2022

TABLE OF CONTENTS

General Information	1
Proposal One – Election of Directors	3
Proposal Two – Ratification of the selection of Grassi & Co., CPAs, P.C.as our independent registered public accounting firm for the fiscal year ending December 31, 2022	14
Proposal Three- Approval of a Reverse Stock Split of the Company’s Common Stock at a ratio of 1-for-20 and amendment of the Certificate of Formation to effect the reverse stock split	16
Report of Audit Committee	22
Security Ownership of Certain Beneficial Owners and Management	22
Certain Relationships and Related Person Transactions	23
Executive Compensation	29
Other Matters	32

Alset Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 5, 2022

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of Alset Inc., a Texas corporation (“we,” “us,” or the “Company”), in connection with the solicitation by our Board of Directors of proxies for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is scheduled to be held at 9 A.M. Eastern Standard Time on December 5, 2022, at a virtual location. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders on or about October 24, 2022.

At the Annual Meeting, stockholders will be asked to consider and vote upon: (1) the election of seven (7) directors, each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified; (2) the ratification of the selection of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (3) an amendment of the Company’s Restated Certificate of Formation (“Certificate of Formation”) to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-20 (the “Reverse Stock Split Proposal”).

Voting Rights and Votes Required

The close of business on October 11, 2022, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on such date, we had outstanding and entitled to vote 148,507,188 shares of our common stock, par value $0.001 per share. You may vote your shares of common stock in person (all references to “present” or “in person” in this proxy statement relate to the virtual presence at the Annual Meeting) or by proxy. You may submit your proxy by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. Stockholders who hold shares in “street name” should refer to their proxy card or the information forwarded by their bank, broker or other nominee for instructions on the voting options available to them. To vote in person at the virtual meeting, you may attend the Annual Meeting and deliver your completed proxy card electronically or vote your shares electronically during the virtual meeting.

The presence at the Annual Meeting, whether in person or by valid proxy, of thirty-five percent (35%) of the shares of our common stock entitled to vote will constitute a quorum, permitting us to conduct our business at the Annual Meeting. The record holder of each share of common stock entitled to vote at the Annual Meeting will have one vote for each share so held. Abstentions and broker non-votes will count for quorum purposes.

If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the Annual Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters (with respect to each such matter, a “broker non-vote”), the shares of common stock represented by such proxy will be considered present at the Annual Meeting for purposes of determining the presence of a quorum. A broker that is a member of the New York Stock Exchange is prohibited, unless the stockholder provides the broker with written instructions, from giving a proxy on non-routine matters. Consequently, your brokerage firm or other nominee will have discretionary authority to vote your shares with respect to routine matters but may not vote your shares with respect to non-routine matters.

1

Election of Directors

Election of directors is a non-routine matter and brokers do not have discretionary authority to vote on this matter. If you hold shares in a brokerage account and wish to vote those shares on this proposal, then you should instruct on how to vote the shares using the voting instructions provided.

Directors are elected by a plurality of the votes cast when a quorum is present. Stockholders may not cumulate their votes. The seven candidates receiving the highest number of votes will be elected. Because directors are elected by a plurality of the votes, votes withheld from a director nominee and broker non-votes will have no effect on the outcome of the vote.

Ratification of Independent Public Accounting Firm

The affirmative vote of a majority of the votes cast is required to approve the proposal to ratify the selection of our independent registered public accounting firm. Abstentions are not considered to be votes cast and will have no effect on the outcome of the vote. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on this proposal, or do not specify your vote on this proposal when voting using the telephone or Internet, your shares will be voted “For” the ratification of the selection of our independent registered public accounting firm in accordance with the recommendations of the Board of Directors. If you are a stockholder of record and you fail to return your proxy card, or to vote at all using the telephone or Internet, it will have no effect.

We believe that the proposal to ratify the selection of our independent registered public accounting firm is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on this proposal, your broker or nominee will have the discretion to vote your shares on this proposal.

Reverse Stock Split

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Reverse Stock Split Proposal. An abstention will have the same effect as a vote cast against the Reverse Stock Split Proposal.

The Reverse Stock Split Proposal is a non-routine matter and brokers do not have discretionary authority to vote on this matter. If you hold shares in a brokerage account and wish to vote those shares on this proposal, then you should instruct on how to vote the shares using the voting instructions provided.

Voting of Proxies

Most stockholders have three ways to submit a proxy: by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. To submit a proxy by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To submit a proxy by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you submit your proxy via the Internet or by telephone.

Our Board of Directors recommends a vote FOR the election of each director nominee, FOR the ratification of the selection of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and FOR the Reverse Stock Split Proposal.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised by providing written notice to our Secretary at Alset Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814, by delivery to us of a properly executed proxy bearing a later date, or by virtually attending the meeting and voting in person electronically at the Annual Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers and other nominees to reimburse them for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock. The solicitation will be by mail, with the materials being forwarded to stockholders of record and certain other beneficial owners of our common stock, and by our officers and other regular employees (at no additional compensation). We have not engaged a proxy solicitor to distribute our proxy materials and solicit proxies. Our officers and employees may solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Annual Meeting.

Issuer Direct, our transfer agent, shall act as inspector of elections at the Annual Meeting.

2

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our bylaws, our directors are elected at each annual meeting of stockholders, and serve until their successors are elected and qualified at the next annual meeting of stockholders, or until their prior death, resignation, retirement, disqualification or other removal.

Our Board of Directors currently consists of seven directors. Our Board of Directors has nominated the seven (7) persons listed in the table below for election as directors with terms expiring at the 2023 Annual Meeting of Stockholders. Accordingly, our stockholders may not vote their shares for a greater number of persons than the nominees named below. Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the seven nominees, each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.

All of our directors bring to our Board of Directors executive leadership experience from their service as executives and/or directors of our Company and/or other entities. The biography of each of the nominees below contains information regarding the person’s business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused our Board of Directors to determine that the person should serve as a director, given our business and structure.

Name	Age	Position(s) with Alset Inc.	Served as Director From
Chan Heng Fai	77	Founder, Chairman of the Board and Chief Executive Officer	2018
Wong Tat Keung	52	Director	2020
William Wu	56	Director	2020
Wong Shui Yeung	52	Director	2021
Lim Sheng Hon Danny	30	Director	2022
Joanne Wong Hiu Pan	46	Director	2022
Chan Tung Moe	44	Director and Co-Chief Executive Officer	2022

Chan Heng Fai founded our company and has served as our Chairman of the Board and Chief Executive Officer since inception. Mr. Chan is an expert in banking and finance, with 45 years of experience in these industries. He has restructured numerous companies in various industries and countries during the past 40 years. Mr. Chan has served as the Chief Executive Officer of our subsidiary Alset International Limited since April 2014. Mr. Chan joined the Board of Directors of Alset International Limited in May 2013. Mr. Chan has also served as the Chairman and Chief Executive Officer of Alset Capital Acquisition Corp. since October 2021. From 1995 to 2015, Mr. Chan served as Managing Chairman of Hong Kong-listed Zensun Enterprises Limited (formerly Heng Fai Enterprises Limited), an investment holding company. Mr. Chan had previously served as a member of the Board of Zensun Enterprises Limited since September 1992. Mr. Chan was formerly the Managing Director of SingHaiyi Group Ltd., a Singapore property development, investment and management company (“SingHaiyi”), from March 2003 to September 2013, and the Executive Chairman of China Gas Holdings Limited, an investor and operator of the city gas pipeline infrastructure in China from 1997 to 2002.

Mr. Chan has served as a non-executive director of DSS, Inc. (formerly known as Document Security Systems, Inc.) since January 2017 and as Chairman of the Board since March 2019. Mr. Chan served as a member of the Board of Directors of OptimumBank Holdings, Inc. from June 2018 until April 2022. He has also served as a non-executive director of our indirect subsidiary LiquidValue Development Inc. since January 2017. Mr. Chan has served as a director of Alset International’s 99.98%-owned subsidiary GigWorld Inc. since October 2014. Mr. Chan has served as a member of the Board of Directors of Sharing Services Global Corporation since April 2020. Mr. Chan has served as a member of the Board of Value Exchange International, Inc. since December 2021. Mr. Chan also served as a non-executive director of Holista CollTech Ltd. from July 2013 until June 2021.

3

Mr. Chan was formerly a director of Global Medical REIT Inc., a healthcare facility real estate company, serving from December 2013 to July 2015. He also served as a director of Skywest Ltd., a public Australian airline company from 2005 to 2006. Additionally, Mr. Chan served as a member of the Board of Directors of RSI International Systems, Inc., the developer of RoomKeyPMS, a web-based property management system, from June 2014 to February 2019.

As the founder, Chairman, Chief Executive Officer and our largest stockholder, Mr. Chan leads the board and guides our company. Mr. Chan brings extensive property development knowledge to our company and a deep background in growth companies, emerging markets, mergers and acquisitions, and capital market activities. His service as Chairman and Chief Executive Officer creates a critical link between management and the board.

Wong Tat Keung joined the Board of Directors of our company in November 2020. Since 2010, Mr. Wong has served as the director of Aston Wong CPA Limited. Mr. Wong has served as a member of the Board of Directors of Alset Capital Acquisition Corp. since January 2022. He has been an independent non-executive director of Alset International since January 2017. Mr. Wong has been an independent non-executive director of Roma Group Limited, a valuation and technical advisory firm, since March 2016, and has served as an independent non-executive director of Lerthai Group Limited, a property, investment, management and development company, since December 2018. Previously, he served as the director and sole proprietor of Aston Wong & Co., a registered certified public accounting firm, from January 2006 to February 2010. From January 2005 to December 2005, he was a Partner at Aston Wong, Chan & Co., Certified Public Accountants. From April 2003 to December 2004, he served at Gary Cheng & Co., Certified Public Accountants as Audit Senior. He served as an Audit Junior to Supervisor of Hui Sik Wing & Co., certified public accountants from April 1993 to December 1999. He served as an independent non-executive director of SingHaiyi from July 2009 to July 2013 and ZH Holdings from December 2009 to July 2015. Mr. Wong is a Certified Public Accountant admitted to practice in Hong Kong. He is a Fellow Member of Association of Chartered Certified Accountants and an Associate Member of the Hong Kong Institute of Certified Public Accountants. He holds a Master in Business Administration degree (financial services) from the University of Greenwich, London, England.

Mr. Wong demonstrates extensive knowledge of complex, cross-border financial, accounting and tax matters highly relevant to our business, as well as working experience in internal corporate controls, making him well-qualified to serve as an independent member of the board. Mr. Wong serves on our Audit Committee, Nominations and Corporate Governance Committee and Compensation Committee.

William Wu joined the Board of Directors of our company in November 2020. Mr. Wu, age 54, has served as the managing director of Investment Banking at Glory Sun Securities Limited since January 2019. Mr. Wu has served as a member of the Board of Directors of Alset Capital Acquisition Corp. since January 2022. Mr. Wu previously served as the executive director and chief executive officer of Power Financial Group Limited from November 2017 to January 2019. Mr. Wu has served as a member of the Board of Directors of DSS, Inc. since October of 2019. Mr. Wu has served as a director of Asia Allied Infrastructure Holdings Limited since February 2015. Mr. Wu previously served as a director and chief executive officer of RHB Hong Kong Limited from April 2011 to October 2017. Mr. Wu served as the chief executive officer of SW Kingsway Capital Holdings Limited (now known as Sunwah Kingsway Capital Holdings Limited) from April 2006 to September 2010. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree of Simon Fraser University in Canada. He was qualified as a chartered financial analyst of The Institute of Chartered Financial Analysts in 1996.

Mr. Wu previously worked for a number of international investment banks and possesses over 27 years of experience in the investment banking, capital markets, institutional broking and direct investment businesses. He is a registered license holder to carry out Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

Mr. Wu demonstrates extensive knowledge of complex, cross-border financial matters highly relevant to our business, making him well-qualified to serve as an independent member of the board. Mr. Wu serves on our Audit Committee, Nominations and Corporate Governance Committee and Compensation Committee.

4

Wong Shui Yeung joined the Board of Directors of our company in November 2021. Mr. Wong is a practicing member and fellow member of Hong Kong Institute of Certified Public Accountants and a member of Hong Kong Securities and Investment Institute and holds a bachelor’s degree in business administration. He has over 20 years’ experience in accounting, auditing, corporate finance, corporate investment and development, and company secretarial practice. Mr. Wong has served as a member of the Board of Directors of Alset Capital Acquisition Corp. since January 2022, the shares of which are listed on Nasdaq. Mr. Wong has served as an independent non-executive director of Alset International Limited since June 2017, the shares of which are listed on the Catalist Board of Singapore Stock Exchange. Mr. Wong has served as a member of the Board of Directors of Value Exchange International, Inc. since April 2022, the shares of which are listed on the OTCQB. Mr. Wong has served as a member of the Board of Directors of DSS, Inc., a NYSE listed company, since July of 2022. Mr. Wong was an independent non-executive director of SMI Holdings Group Limited from April 2017 to December 2020, the shares of which were listed on the Main Board of The Stock Exchange of Hong Kong Limited and was an independent non-executive director of SMI Culture & Travel Group Holdings Limited from December 2019 to November 2020, the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

Mr. Wong’s knowledge of complex, cross-border financial, accounting and tax matters highly relevant to our business, as well as working experience in internal corporate controls, qualify him to serve as an independent member of the board. Mr. Wong serves on our Audit Committee, Nominations and Corporate Governance Committee and Compensation Committee.

Lim Sheng Hon Danny joined the Board of Directors of our Company in October 2022. Mr. Lim has experience in business development, merger & acquisitions, corporate restructuring and strategic planning and execution. Mr. Lim has served as Senior Vice President, Business Development and as Executive Director of the Company’s subsidiary, Alset International Limited (SGX:40V), a publicly traded company on the Singapore Stock Exchange, since 2020. Previously, Mr. Lim served in other capacities at Alset International Limited. Mr. Lim manages business development efforts, focusing on corporate strategic planning, merger and acquisition, and capital markets activities for Alset International Limited. Mr. Lim liaises with corporate partners and investment prospects for potential working/investment collaborations, operational subsidiaries locally and overseas to augment a close parent-subsidiary working relationship. Mr. Lim graduated from Singapore Nanyang Technological University with a Bachelor’s Degree with Honors in Business, specializing in Banking and Finance.

Mr. Lim, as an Executive Director, will bring to the Board a deep and broad understanding of the opportunities we face.

Joanne Wong Hiu Pan joined the Board of Directors of our Company in October 2022. Ms. Wong currently serves as Director and Responsible Officer of BMI Funds Management Limited, a Financial Advisor in Hong Kong. Ms. Wong also serves as Director of A-link Services Limited, a consulting company that brings together professionals with rich experience in different fields to provide the most suitable solutions to meet the needs of different clients. In addition, Ms. Wong also serves as Senior Consultant of Global Intelligence Trust, which provides professional trust service to individual, corporate and institutional customers. Ms. Wong has served as a member of the Board of Directors of DSS, Inc., a NYSE listed company, since July of 2022. Ms. Wong graduated from the Chinese University of Hong Kong Faculty of Science with a Bachelor’s degree in 1999.

Ms. Wong has extensive expertise in a wide array of strategic, business, turnaround and regulatory matters across several industries as a result of her executive management, educational and operational experience, making her well-qualified to serve as an independent member of the board.

Chan Tung Moe joined the Board of Directors of our Company in October 2022. Mr. Chan Tung Moe has served as Co-Chief Executive Officer of the Company since July 2021 and has served as the Co-Chief Executive Officer and Executive Director of our subsidiary Alset International Limited since March 2021 and December 2020 respectively. Previously, Mr. Chan served in other capacities at Alset International Limited. He is responsible for Alset International’s international real estate business (including serving as Co-Chief Executive Officer and a member of the Board of Alset International’s subsidiary LiquidValue Development Inc.). Chan Tung Moe has served as a director of DSS, Inc., a NYSE listed company, since September 2020. From April 2014 to June 2015 Chan Tung Moe was the Chief Operating Officer of HKSE listed Zensun Enterprises Limited (formerly known as Heng Fai Enterprises Limited) and was responsible for that company’s global business operations consisting of REIT ownership and management, property development, hotels and hospitality, as well as property and securities investment and trading. Prior to that, he was an executive director (from March 2006 to February 2014) and the Chief of Project Development (from April 2013 to February 2014) of SingHaiyi Group Ltd, overseeing its property development projects. He was also a non-executive director of the Toronto Stock Exchange-listed RSI International Systems Inc., a hotel software company, from July 2007 to August 2016. Chan Tung Moe has a diverse background and experience in the fields of property, hospitality, investment, technology and consumer finance. He holds a Master’s Degree in Business Administration with honors from the University of Western Ontario, a Master’s Degree in Electro-Mechanical Engineering with honors and a Bachelor’s Degree in Applied Science with honors from the University of British Columbia.

5

Mr. Chan Tung Moe, as Co-Chief Executive Officer and an Executive Director, will bring to the Board not only an extensive knowledge of real estate, but an ability to drive the Company’s execution in multiple areas.

Executive Officers

The following table sets forth certain information regarding our executive officers and key employees who are not also directors.

Name	Age	Position(s) with Alset Inc.
Anthony S. Chan	58	Chief Operating Officer
Lui Wai Leung Alan	52	Co-Chief Financial Officer
Rongguo Wei	51	Co-Chief Financial Officer
Charles MacKenzie	51	Chief Development Officer
Michael Gershon	50	Chief Legal Officer

Anthony S. Chan has served as the Company’s Chief Operating Officer since February 2022. Anthony is a certified public accountant (“CPA”) registered with the State of New York and a seasoned finance executive with over 32 years of professional experience in auditing, SEC reporting, compliance and risk management. Currently, Mr. Chan is the Chief Financial Officer of Sharing Services Global Corporation (OTC:SHRG), and since 2014, Anthony has served as President and Co-founder of CA Global Consulting Inc., and since 2020, as Director of Assurance and Advisory Services of Wei, Wei & Co., LLP, a PCAOB-registered public accounting firm. Previously, Anthony served as Chief Financial Officer of several public companies, including SPI Energy Co., Ltd. (NASDAQ:SPI), Helo Corp. (OTC:HLOC) and Sino-Global Shipping America, Ltd. Prior to that, Mr. Chan was a partner at three full-service CPA firms in New York, namely, UHY LLP, Friedman LLP and Berdon LLP. Anthony holds a Bachelor of Arts degree in Accounting and Economics from Queens College, City University of New York (“CUNY”) and a Master of Business Administration degree in Finance and Investments from Baruch College, CUNY.

Lui Wai Leung Alan has been our Co-Chief Financial Officer since March 2018. Mr. Lui has been the Chief Financial Officer of Alset International since November 2016 and served as its Acting Chief Financial Officer since June 2016. Mr. Lui has served as an Executive Director of Alset International since July 2020. Mr. Lui has served as a director of BMI Capital Partners International Ltd, a Hong Kong investment consulting company, since October 2016. He has also served as a director of LiquidValue Asset Management Pte Limited, a Singapore fund management company, since April 2018. Both companies are wholly owned subsidiaries of Alset International. Mr. Lui has served as the Co-Chief Financial Officer of LiquidValue Development Inc. since December 2017 and has served as the Co-Chief Financial Officer of Alset EHome Inc. since October 2017. Mr. Lui has served as Chief Financial Officer of GigWorld Inc. since May 2016 and has served as a director of one of GigWorld’s subsidiaries since July 2016. From June 1997 through March 2016, Mr. Lui served in various executive roles at Zensun Enterprises Limited (formerly known as Heng Fai Enterprises Limited), a Hong Kong-listed company, including as Financial Controller. Mr. Lui oversaw the financial and management reporting and focusing on its financing operations, treasury investment and management. He has extensive experience in financial reporting, taxation and financial consultancy and management. Mr. Lui is a certified practicing accountant in Australia and received a Bachelor’s degree in Business Administration from the Hong Kong Baptist University.

Rongguo Wei has been our Co-Chief Financial Officer since March 2018. Mr. Wei has served as the Chief Financial Officer of LiquidValue Development Inc. since March 2017. Mr. Wei is a finance professional with more than 15 years of experience working in public and private corporations in the United States. As the Chief Financial Officer of SeD Development Management LLC, Mr. Wei is responsible for oversight of all finance, accounting, reporting and taxation activities for that company. Prior to joining SeD Development Management LLC in August 2016, Mr. Wei worked for several different U.S. multinational and private companies including serving as Controller at American Silk Mill, LLC, a textile manufacturing and distribution company, from August 2014 to July 2016, serving as a Senior Financial Analyst at Air Products & Chemicals, Inc., a manufacturing company, from January 2013 to June 2014, and serving as a Financial/Accounting Analyst at First Quality Enterprise, Inc., a personal products company, from 2011 to 2012. Mr. Wei served as a member of the Board Directors of Amarantus Bioscience Holdings, Inc., a biotech company, from February to May 2017, and has served as Chief Financial Officer of that company from February 2017 until November 2017. Before Mr. Wei came to the United States, he worked as an equity analyst at Hong Yuan Securities, an investment bank in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is a certified public accountant and received his Master of Business Administration from the University of Maryland and a Master of Business Taxation from the University of Minnesota. Mr. Wei also holds a Master in Business degree from Tsinghua University and a Bachelor’s degree from Beihang University.

6

Charles MacKenzie was appointed our Chief Development Officer in December 2019, bringing over 25 years of real estate investment and development experience. Mr. MacKenzie has served as a member of the Board of Directors of LiquidValue Development Inc. since December 2017. He has served as Chief Executive Officer-United States of Alset EHome Inc. since April 2020 and has served as the Chief Development Officer for SeD Development Management LLC, a subsidiary of Alset EHome Inc., since July 2015. Mr. MacKenzie also serves as a member of the Board of Directors of Alset EHome Inc. since October 2017. He was previously the Chief Development Officer for Inter-American Development (IAD), a subsidiary of Heng Fai Enterprises Limited (now known as Zensun Enterprises Limited) from April 2014 to June 2015. Mr. MacKenzie is the Founder and President of MacKenzie Equity Partners, specializing in mixed-use real estate investments since 2006 and served in various brokerage and development roles with MacKenzie Commercial Real Estate Services from 1997-2006. Mr. MacKenzie was also the owner of Smartbox Portable Storage, a residential moving and storage company, from October 2006 to a successful sale in February 2017. Mr. MacKenzie focuses on acquisitions and development of residential and mixed-use projects within the United States. Mr. MacKenzie specializes in site selection, contract negotiations, marketing and feasibility analysis, construction and management oversight, building design and investor relations. Mr. MacKenzie received a B.A. and graduate degree from St. Lawrence University, where he served on the Board of Trustees from 2003 to 2007.

Key Employees

Michael Gershon has been our Chief Legal Officer since October 2018. Mr. Gershon has served as Chief Legal Officer of our subsidiary SeD Development Management LLC since April 2019 and from February 2017 until April 2019 served as Associate Corporate Counsel of that subsidiary. Prior to joining our company, Mr. Gershon served as an attorney adviser with the Division of Corporation Finance at the U.S. Securities and Exchange Commission from November 2015 until November 2016 and served as an associate at the law firm of Wuersch & Gering LLP from August 2004 until January 2015. Mr. Gershon received a B.A. degree in economics from Boston College and a J.D. from Georgetown University Law Center.

Director Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by the members of our Board of Directors during the fiscal year ended December 31, 2021, except for Mr. Chan Heng Fai, whose information is set forth in the executive summary compensation table further below in this proxy statement:

Name	Salary	Bonus	Total Compensation
Ang Hay Kim Aileen (1)	$88,908	$57,049	$145,957
Wong Tat Keung (2)	$26,818	-	$26,818
William Wu	$12,000	-	$12,000
Wong Shui Yeung (3)	$16,818	-	$16,818
Robert H. Trapp (4)	$10,000	-	$10,000

(1) Ms. Ang was compensated as an employee of Alset International. On April 29, 2022, Ms. Ang resigned as a member of the Company’s Board of Directors.

(2) Mr. Wong is compensated as both a member of the Board of Directors of Alset International and a member of the Company’s Board of Directors.

(3) On November 3, 2021, Mr. Wong Shui Yeung joined the Company’s Board of Directors. Mr. Wong Shui Yeung is compensated as both a member of the Board of Directors of Alset International and a member of the Company’s Board of Directors.

(4) On November 3, 2021, Robert H. Trapp resigned as a member of the Company’s Board of Directors.

7

We intend to compensate each non-employee director through annual stock option grants and by paying a quarterly cash fee. In addition to receiving compensation from our company, each of Chan Heng Fai, Chan Tung Moe and Lim Sheng Hon Danny has been compensated by our subsidiary, Alset International, for their services as an officer, director or employee of that company. Aileen Ang, a former member of our Board of Directors, has been compensated by Alset International for her services as an officer. Certain members of our Board of Directors are currently compensated by Alset International for their services as a director of that company. Our Board of Directors will review director compensation annually and adjust it according to then current market conditions and good business practices.

On February 16, 2022, our Board of Directors set the annual cash compensation for the independent members of our Board of Directors for 2022. In addition to their current compensation of $1,000 per month, independent members of the Board of Directors will also be paid an additional payment of $2,000 for each Board or Board Committee meeting that such independent member shall attend during the fiscal year ending December 31, 2022.

Certain of our directors are compensated for services on the Board of Directors of companies in which we are a shareholder, including but not limited to DSS, Inc., which compensates William Wu, Wong Shui Yeung and Joanne Wong Hiu Pan.

Corporate Governance

Board Composition

Our Board of Directors currently consists of seven members. Our Board of Directors has undertaken a review of the independence of our directors and has determined that all of our current directors, except Mr. Chan Heng Fai, Mr. Chan Tung Moe and Mr. Danny Lim, are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each director shall be elected to the Board of Directors to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors does not have a formal policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and believes that it should retain the flexibility to make this determination in the manner it believes will provide the most appropriate leadership for our company from time to time. Currently, Chan Heng Fai serves as Chairman of the Board and Chief Executive Officer, working closely with the rest of the Board as well as Executives of the Company. Mr. Chan sets the strategic direction for the Company and provides day-to-day leadership. As Chairman of the Board of Directors, Mr. Chan further oversees the agenda for board meetings in collaboration with the other board members.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors periodically consults with management regarding the Company’s risks.

Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the Audit Committee of our Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.

8

Board Committees

Our Board of Directors has an Audit Committee, a Nominations and Corporate Governance Committee and a Compensation Committee. Each of these committees is currently composed of Mr. Wong Tat Keung, Mr. Wong Shui Yeung and Mr. Wu.

Our Audit Committee and Compensation Committee will each comply with the listing requirements of the Nasdaq Marketplace Rules. At least one member of the Audit Committee will be an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and each member will be “independent” as that term is defined in Rule 5605(a) of the Nasdaq Marketplace Rules. Our Board of Directors has determined that each of Mr. Wong Tat Keung, Mr. Wong Shui Yeung, Ms. Wong and Mr. Wu is independent.

Audit Committee

Our Audit Committee was established in November of 2020 and met four times during the fiscal year ended December 31, 2021. The primary purpose of our Audit Committee is to assist the Board of Directors in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:

●	hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;

●	reviewing and approving the planned scope of the annual audit and the results of the annual audit;

●	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

●	reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;

●	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

●	reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

●	periodically reviewing and discussing with management the effectiveness and adequacy of our system of internal controls;

●	in consultation with management and the independent auditors, reviewing the integrity of our financial reporting process and adequacy of disclosure controls;

●	reviewing potential conflicts of interest under and violations of our code of conduct;

●	establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

●	reviewing and approving related-party transactions; and

●	reviewing and evaluating, at least annually, our Audit Committee’s charter.

9

With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, as a smaller reporting company, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board of Directors membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this Committee or the full Board of Directors any potential conflict of interest, or personal interest in a transaction that our Board of Directors is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and have financial sophistication in accordance with the Nasdaq Stock Market listing rules. Our Board of Directors has determined that Mr. Wong Tat Keung qualifies as an Audit Committee financial expert.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee.

The Board of Directors has adopted a charter for the Audit Committee, which is available in the corporate governance section of our website at https://www.alsetinc.com/.

Nominations and Corporate Governance Committee

The primary purpose of our Nominations and Corporate Governance Committee is to assist our Board of Directors in promoting the best interest of our company and our stockholders through the implementation of sound corporate governance principles and practices. Our Nominations and Corporate Governance Committee was established in 2021 and met two times during the fiscal year ended December 31, 2021; prior to its formation, the functions of this committee were addressed by the Board of Directors. The functions of our Nominations and Corporate Governance Committee include, among other things:

●	identifying, reviewing and evaluating candidates to serve on our Board of Directors;

●	determining the minimum qualifications for service on our Board of Directors;

●	developing and recommending to our Board of Directors an annual self-evaluation process for our Board of Directors and overseeing the annual self-evaluation process;

●	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles; and

●	periodically reviewing and evaluating our Nominations and Corporate Governance Committee’s charter.

The Board of Directors has adopted a charter for the Nominations and Corporate Governance Committee, which is available in the corporate governance section of our website at https://www.alsetinc.com/.

10

Compensation Committee

Our Compensation Committee was established at the time of our initial public offering in November 2020 but did not meet during the fiscal year ended December 31, 2021. Prior to the establishment of the Compensation Committee, the functions of such committee were administered by the entire Board of Directors. The primary purpose of our Compensation Committee is to assist our Board of Directors in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this Committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

●	designing and implementing competitive compensation, retention and severance policies to attract and retain key personnel;

●	reviewing and formulating policy and determining the compensation of our Chief Executive Officer, our other executive officers and employees;

●	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;

●	reviewing and evaluating our compensation risk policies and procedures;

●	administering our equity incentive plans and granting equity awards to our employees, consultants and directors under these plans;

●	administering our performance bonus plans and granting bonus opportunities to our employees, consultants and non-employee directors under these plans;

●	if required from time to time, preparing the analysis or reports on executive officer compensation required to be included in our annual proxy statement;

●	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

●	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

The Board of Directors has adopted a charter for the Compensation Committee, which is available in the corporate governance section of our website at https://www.alsetinc.com/.

The Compensation Committee retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The Compensation Committee has reviewed our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

11

Code of Conduct for Employees, Executive Officers and Directors

We have adopted a code of conduct applicable to all of our employees, executive officers and directors. The code of conduct is available in the corporate governance section of our website at https://www.alsetinc.com/.

The Audit Committee of our Board of Directors is responsible for overseeing the code of conduct and must approve any waivers of the code of conduct for employees, executive officers or directors.

Meetings of the Board of Directors

The Board of Directors held five meetings during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended all of the meetings of the Board of Directors and the committees on which such director served.

Directors are encouraged, but not required, to attend the annual meeting of stockholders.

Director Nomination Process

The process followed by Board of Directors to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board of Directors.

In determining whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, our Board of Directors considers the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Board of Directors considers the value of diversity when recommending candidates. The Board views diversity broadly to include diversity of experience, skills and viewpoint. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our Board for consideration as potential director candidates. The Board will evaluate stockholder-recommended candidates by following the same process and applying the same criteria as it follows for candidates submitted by others.

Stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in Section 2.13 of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, for business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than ninety (90) calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

For business to be properly brought before a special meeting of stockholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to our bylaws may provide the information required for notice of a stockholder proposal simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the Secretary.

12

A proposing stockholder’s notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing stockholder, and the classes and number of shares of the Corporation held by the proposing stockholder.

(b) If the notice is in regard to a nomination of a candidate for election as director: (a) the name, age, and business and residence address of the candidate; (b) the principal occupation or employment of the candidate; and (c) the class and number of shares of the Company beneficially owned by the candidate.

Stockholder Communications with the Board of Directors

You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:

Alset Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to our Board of Directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication.

13

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF GRASSI & CO., CPAS, P.C.AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2022

Our Board of Directors, acting upon the recommendation of the Audit Committee, has selected Grassi & Co., CPAs, P.C.to audit our consolidated financial statements for the fiscal year ending December 31, 2022.

Although stockholder approval of the selection of Grassi & Co., CPAs, P.C.is not required by law, our Board of Directors and the Audit Committee believe it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of Grassi & Co., CPAs, P.C. Additionally, we are considering various actions to reduce our operating expenses. Even if this proposal is approved, the Audit Committee may reconsider its selection of Grassi & Co., CPAs, P.C. as part of our expense reduction efforts.

During the two most recent fiscal years and through December 22, 2021, the date on which the Company engaged Grassi & Co., CPAs, the Company has not consulted with Grassi & Co., CPAs, P.C. regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Grassi & Co., CPAs, P.C. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

We expect representatives of Grassi & Co., CPAs, P.C. to attend the annual meeting, to be available to respond to appropriate questions from stockholders, and to have the opportunity to make a statement if so desired.

On December 21, 2021, the Board of Directors dismissed Briggs & Veselka Co. as its independent registered accountant at the recommendation of the Audit Committee. Briggs & Veselka Co.’s audit reports on the Company’s financial statements for the fiscal year ended December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2020, and during the subsequent interim period preceding the date of dismissal, there were (i) no disagreements with Briggs & Veselka Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company requested Briggs & Veselka Co. to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. The Company filed this letter with the SEC and accepted the dismissal while neither agreeing nor disagreeing with the decision by the Company.

Fees of Independent Registered Public Accounting Firm

The following table indicates the fees paid by us for services performed for the years ended December 31, 2021 and December 31, 2020:

	Year Ended December 31, 2021	Year Ended December 31, 2020

Audit Fees	$269,380	$158,500
Audit-Related Fees	$20,000	$0
Tax Fees	$0	$0
All Other Fees	$0	$38,000
Total	$289,380	$196,500

14

Audit Fees. This category includes the aggregate fees billed for professional services rendered by the independent auditors during the years ended December 31, 2021 and December 31, 2020 for the audit of our financial statements and review of our Form 10-Qs.

Tax Fees. This category includes the aggregate fees billed for tax services rendered in the preparation of our federal and state income tax returns.

All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered during the year ended December 31, 2021 and December 31, 2020.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is that all audit services and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s approval procedures include the review and approval of engagement letters from our independent registered public accounting firm that document the fees for all audit services and non-audit services, primarily tax advice and tax return preparation and review.

All audit services and all non-audit services in fiscal year ended December 31, 2020 were pre-approved by our Audit Committee. Our Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF GRASSI & CO., CPAS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

15

PROPOSAL THREE

APPROVAL OF A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF 1-FOR-20 AND AMENDMENT OF THE CERTIFICATE OF FORMATION TO EFFECT THE REVERSE STOCK SPLIT

Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to (a) authorize the Board of Directors to effect, in its discretion prior to June 30, 2023, a reverse stock split of all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company, at a ratio of 1-for-20 and (b) approve a corresponding amendment to the Company’s Restated Certificate of Formation (the “Certificate of Formation”), in substantially the form attached to this proxy statement as Appendix A, to effect the reverse stock split, subject to the Board’s authority to abandon such amendment.

If the stockholders approve this proposal, the Board of Directors would effect the reverse stock split and cause a Certificate of Amendment to the Company’s Certificate of Formation to be filed with the Secretary of State of the State of Texas only if the Board determines that the reverse stock split would be in the best interests of the Company and our stockholders. The Board may determine in its discretion not to effect any reverse stock split and not to file the amendment to the Company’s Certificate of Formation. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.

Background and Reasons for the Reverse Stock Split

As previously disclosed, on January 19, 2022, the Company received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) notifying the Company that, because the closing bid price for the Company’s common stock was below $1.00 for 30 consecutive trading days, the Company no longer met Nasdaq’s minimum $1 bid price per share requirement (the “Minimum Bid Price Requirement”). In accordance with Nasdaq’s listing rules, the Company was provided an initial 180 calendar days, or until July 18, 2022, to regain compliance. On July 19, 2022, the Company received an additional notification letter from the Staff that the Staff determined that the Company was eligible for an additional 180 calendar day period, or until January 16, 2023, to regain compliance with the Minimum Bid Price Requirement.

The Staff’s July 19, 2022 determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time before January 16, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of, subject to the Staff’s discretion, 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement.

The July 19, 2022 notification letter also disclosed that if compliance cannot be demonstrated by January 16, 2023, the Staff would notify the Company that its securities will be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Board of Directors believes that there is a compelling need to secure approval of our stockholders to effect a reverse stock split to satisfy the Minimum Bid Price Requirement or if the Board should otherwise determine that it would be in the best interests of the Company and our stockholders to do so. Accordingly, for this and other reasons discussed below, we believe that giving the Board the discretionary authority to effect the reverse stock split in the manner described in this proxy statement is in the best interests of the Company and our stockholders.

The Board believes that de-listing from Nasdaq would have a material adverse effect on the market liquidity of our common stock as well as other associated implications, including a potential resulting drop in the trading price of our common stock and an increase in transaction costs of trading shares of our common stock.

16

In order to satisfy the Minimum Bid Price Requirement, the closing bid price of our common stock must be above $1.00 per share, higher than our recent stock price, for ten consecutive trading days. The Board has concluded that, absent a significant market-driven increase in the price of our common stock, the best way for the Company to increase the closing bid price of our common stock to a level satisfactory for meeting the Minimum Bid Price Requirement would be to effect a reverse stock split.

Board Discretion to Implement the Reverse Stock Split

Upon receipt of stockholder approval, our Board of Directors, in its discretion prior to June 30, 2023, may or may not elect to effect a reverse stock split at the authorized ratio. In determining to implement the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other factors:

●	the historical trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

●	the impact on our capitalization, including the number of authorized, but unissued shares resulting from the reverse stock split;

●	our ability to continue our listing on Nasdaq;

●	prevailing general market conditions; and

●	general economic and other related conditions in our industry.

Certain Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share trading price of our common stock. However, the effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty and we cannot assure you that the reverse stock split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that reverse stock split will increase the market price of our common stock by a multiple of the reverse stock split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our common Stock. The Board of Directors believes that the reverse stock split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the reverse stock split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the reverse stock split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares (also known as an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of common stock following the reverse stock split may be required to pay higher transaction costs if they sell their shares.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the reverse stock split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the reverse stock split.

17

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split could result in any of our stockholders receiving cash in lieu of a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split would receive cash payments in lieu of such fractional shares. These cash payments would reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split would be that:

●	the number of issued and outstanding shares of our common stock would be reduced by the reverse stock split ratio; and

●	the reverse stock split would likely increase the number of stockholders who own odd lots (less than 100 shares).

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Every 20 shares of issued and outstanding common stock would be combined into one new share of common stock, and the number of shares authorized for issuance would remain the same. As of the record date, 7,425,360 outstanding shares of common stock would result from implementation of the reverse stock split ratio (without giving effect to the treatment of fractional shares):

The reverse stock split would not change the terms of our common stock. After the reverse stock split, the par value of our common stock would remain unchanged at $0.001 per share and shares of common stock would retain their current voting rights and would be identical in all other respects to the shares of common stock currently authorized. The reverse stock split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split would receive cash in lieu of such fractional share. In addition, the reverse stock split would not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). After the reverse stock split, each share of common stock would continue to entitle its holder to one vote on all matters submitted to a vote of stockholders.

After the effective time of the reverse stock split, our common stock would be assigned a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. After the reverse stock split, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Fractional Shares

No scrip or fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our common stock as a result of the reverse stock split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such stockholder will be entitled to receive an amount in cash equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price per share of common stock on the Nasdaq at the close of business on the trading day preceding the date of the effective time of the reverse stock split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the reverse stock split that are not timely claimed after the effective time of the reverse stock split in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Options and Warrants

When the reverse stock split becomes effective, the number of shares of common stock covered by such options and warrants will be reduced to one-twentieth of the number currently covered, and the exercise or conversion price per share will be increased to twenty times the current exercise or conversion price, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the reverse stock split.

In addition, the number of shares of common stock and number of shares of common stock subject to stock options or similar rights authorized under the Company’s equity incentive plan a will automatically be proportionately adjusted for the reverse stock split ratio, such that fewer shares will be subject to such plans.

18

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Formation and the requirements of the Texas Business Organizations Code. We cannot assure you that any dividends will be paid in the future on the shares of common stock. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board of Directors deems relevant. To the extent that the Board of Directors declares any dividend in the future, we would expect the current amount of the dividend to be proportionately adjusted to reflect the reverse stock split. The Board of Directors’ current expectation is to maintain the current dividend rate through 2021, as adjusted proportionately to give effect to the reverse stock split, if approved by our stockholders.

Interest of Certain Persons in the Proposal

The Company’s officers, directors and 5% stockholders have an interest in this proposal as a result of their ownership of shares of our common stock. We do not believe that our officers, directors or 5% stockholders have interests in the reverse stock split that are different from or greater than those of any other stockholder of the Company.

Effective Time of the Reverse Stock Split

If approved by our stockholders, the reverse stock split would become effective, if at all, when a Certificate of Amendment to our Certificate of Formation is accepted and recorded by the office of the Secretary of State of the State of Texas and after giving the required notice to Nasdaq of the anticipated effective date of the reverse stock split. However, notwithstanding approval of the reverse stock split by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Certificate of Formation to effect the reverse stock split.

Effect on “Street Name” Holders

For purposes of implementing the reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders

Certain of our registered holders of common may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take further action to receive whole shares of post-reverse stock split common stock, because the exchange will be automatic.

Exchange of Stock Certificates

If any of your shares of common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of common stock, your post-reverse stock split shares of common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest.

19

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Stockholders do not have any appraisal or dissenters’ rights under Texas law or under our Certificate of Formation in connection with the reverse stock split.

Accounting Treatment of the Reverse Share Split

If effected, the reverse stock split will not affect the par value per share of our common stock, which will remain at par value $0.001 per share. Accordingly, as of the effective time of the reverse stock split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged.

In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation: (i) financial institutions; (ii) insurance companies; (iii) real estate investment trusts; (iv) regulated investment companies; (v) grantor trusts; (vi) tax-exempt organizations; (vii) dealers or traders in securities or currencies; (viii) U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or (ix) U.S. Holders who have a functional currency other than the U.S. dollar.

20

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed reverse stock split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax consequences of the proposed reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed reverse stock split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of our common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. U.S. Holders of shares of our common stock who acquired such shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who, pursuant to the proposed reverse stock split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse-stock-split shares were held for one year or less at the effective time of the reverse stock split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed reverse stock split.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock who does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Vote Required for Approval

Pursuant to our Certificate of Formation and Section 21.364 of the Texas Business Organizations Code, approval of Proposal Three requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” THE REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT OF THE CERTIFICATE OF FORMATION TO EFFECT THE REVERSE STOCK SPLIT AT A RATIO OF 1-FOR-20

21

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed them with the Company’s management and the Company’s previous independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

By the Audit Committee of the Board of Directors of Alset Inc.

William Wu

Wong Tat Keung

Wong Shui Yeung

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock as of October 11, 2022, referred to in the table below as the “Beneficial Ownership Date,” by:

●	each person who is known to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

●	each member of our Board of Directors, director nominees and each of our named executive officers individually; and

●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and shares of restricted stock subject to vesting until the occurrence of certain events, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person (however, neither the stockholder nor the directors and officers listed below own any stock options or warrants to purchase shares of our common stock at the present time). The percentages of beneficial ownership are based on 148,507,188 shares of common stock outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

22

Name and Address (1)	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares

Chan Heng Fai (2)	80,464,271	54.18%
Wong Tat Keung	0
William Wu	0
Wong Shui Yeung	0
Chan Tung Moe	0
Lim Sheng Hon Danny	0
Joanne Wong Hiu Pan	0
Lui Wai Leung Alan	0
Rongguo Wei	0
Charles MacKenzie	0
Anthony S. Chan	0
Michael Gershon	0
All Directors and Officers (12 individuals)	80,464,271	54.18%

(1)	Except as otherwise indicated, the address of each of the persons in this table is c/o Alset Inc., 4800 Montgomery Lane, Suite 210, Bethesda, Maryland 20814.

(2)	Represents 6,380,000 shares of common stock owned of record by HFE Holdings Limited, of which Chan Heng Fai has sole voting and investment power with respect to such shares, 398,348 shares of common stock owned of record by Heng Fai Holdings Limited, of which Chan Heng Fai has sole voting and investment power with respect to such shares and 73,685,923 shares of common stock directly held by Chan Heng Fai.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Our board of directors intends to adopt a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. Related person transactions refer to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which (i) we were or are to be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person had or will have a direct or indirect material interest. Related person transactions include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person, in each case subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

We expect that the policy will provide that in any related person transaction, our audit committee and board of directors will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available. After considering all such facts and circumstances, our audit committee and board of directors will determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or Nasdaq listing requirements.

23

Transactions and Relationships with Directors, Officers and 5% Stockholders

Personal Guarantees by Director

As of December 31, 2021 and 2020, a director of the Company had provided personal guarantees amounting to approximately $500,000, to secure external loans from financial institutions for the Company and its consolidated subsidiaries.

Cancellation of Shares

Pursuant to an agreement entered into by us on June 24, 2020 with our stockholders HFE Holdings Limited and Chan Heng Fai, HFE Holdings Limited surrendered 3,600,000 shares of our common stock to the treasury of our company, and Chan Heng Fai surrendered 1,000 shares of our common stock to the treasury of our company. All such shares were cancelled. No consideration was exchanged in connection with the surrender of these shares.

Purchase of Shares of Alset International Limited

On August 20, 2020, the Company acquired 30,000,000 common shares of Alset International Limited from Chan Heng Fai in exchange for a two-year non-interest bearing note of $1,333,429. This note was subsequently repaid.

Sale of Impact Biomedical to DSS

On April 27, 2020, Global BioMedical Pte Ltd (“GBM”), one of our subsidiaries, entered into a share exchange agreement with DSS BioHealth Security, Inc. (“DBHS”), a wholly owned subsidiary of DSS, Inc. (“DSS”), pursuant to which, DBHS agreed to acquire all of the outstanding capital stock of Impact BioMedical Inc., a wholly owned subsidiary of GBM, through a share exchange. It was agreed that the aggregate consideration to be issued to GBM for the Impact BioMedical shares would be the following: (i) 483,334 newly issued shares of DSS common stock; and (ii) 46,868 newly issued shares of a new series of DSS perpetual convertible preferred stock with a stated value of $46,868,000, or $1,000 per share. The convertible preferred stock can be convertible into shares of DSS common stock at a conversion price of $6.48 of preferred stock stated value per share of common stock, subject to a 19.9% beneficial ownership conversion limitation (a so-called “blocker”) based on the total issued outstanding shares of common stock of DSS beneficially owned by GBM. Holders of the convertible preferred stock will have no voting rights, except as required by applicable law or regulation, and no dividends will accrue or be payable on the convertible preferred stock. The holders of convertible preferred stock will be entitled to a liquidation preference of $1,000 per share, and DSS will have the right to redeem all or any portion of the then outstanding shares of convertible preferred stock, pro rata among all holders, at a redemption price per share equal to such liquidation value per share.

On August 21, 2020, the transaction closed and Impact BioMedical Inc became a direct wholly owned subsidiary of DBHS. GBM received 483,334 shares of DSS common stock and 46,868 shares of DSS preferred stock, which preferred shares could be converted to 7,232,716 common shares (however, any conversion will be subject to the blocker GBM has agreed to, as described above).

On October 16, 2020, GBM converted 4,293 shares of DSS Series A Preferred Stock having a par value of $0.02 per share in exchange for 662,500 restricted shares of DSS common stock based upon a liquidation value of $1,000 and a conversion price of $6.48 per share. Our ownership of DSS was 19.9% after the conversion.

Sale of iGalen International Inc. to an officer of the Company

On December 30, 2020, Health, Wealth Happiness Pte Ltd (“HWH Pte Ltd”), a 100% owned subsidiary of the Company, sold 530,000 shares (its 53% ownership) of iGalen International Inc., which owns 100% iGalen Inc., to an officer of the Company for $100.

24

Notes Payable

Chan Heng Fai provided an interest-free, due on demand advance to LiquidValue Development Pte. Ltd. and its subsidiary LiquidValue Development Limited for the general operations. As of December 31, 2021 and 2020, the outstanding balance was approximately $820,113 and $823,823, respectively.

Chan Heng Fai provided interest-free due on demand advance to AEI for the general operations. On December 31, 2021 and 2020, the outstanding balance was $0 and $178,400, respectively.

Chan Heng Fai provided an interest-free, due on demand advance to SeD Perth Pty. Ltd. for its general operations. On December 31, 2021 and 2020, the outstanding balance was $13,546 and $14,379, respectively.

On August 20, 2020, the Company acquired 30,000,000 common shares from Chan Heng Fai in exchange for a two-year non-interest bearing note of $1,333,429. On December 31, 2021 and 2020 the amount outstanding was $0 and $1,333,429, respectively.

On March 12, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Chan Heng Fai, the founder, Chairman and Chief Executive Officer of the Company, for four proposed transactions, consisting of (i) purchase of certain warrants (the “Warrants”) to purchase 1,500,000,000 shares of Alset International Limited, which was valued at $28,363,966; (ii) purchase of all of the issued and outstanding stock of LiquidValue Development Pte Ltd. (“LVD”), which was valued at $173,395; (iii) purchase of 62,122,908 ordinary shares in True Partner Capital Holding Limited (HKG: 8657) (“True Partner”), which was valued at $6,729,629; and (iv) purchase of 4,775,523 shares of the common stock of American Pacific Bancorp Inc. (“APB”), which was valued at $28,653,138. The total amount of above four transactions was $63,920,129, payable on the Closing Date by the Company, in the convertible promissory notes (“Alset CPNs”), which, subject to the terms and conditions of the Alset CPNs and the Company’s shareholder approval, shall be convertible into shares of the Company’s common stock (“AEI Common Stock”), at par value of $0.001 per share, at the conversion price of AEI’s Stock Market Price. AEI’s Stock Market Price shall be $5.59 per share, equivalent to the average of the five closing per share prices of AEI Common Stock preceding January 4, 2021 as quoted by Bloomberg L.P. AEI’s stock price was $10.03 on March 12, 2021, the commitment date. The Beneficial Conversion Feature (“BCF”) intrinsic value was $50,770,192 for the four convertible promissory notes and was recorded as debt discount of convertible notes after the transaction. On May 13 and June 14, 2021 all Alset CPNs of $63,920,128 and accrued interests of $306,438 were converted into 2,123 shares of series B preferred stock and 9,163,965 shares of common stock of the Company.

On May 14, 2021, the Company borrowed S$7,395,472 Singapore Dollars (equal to approximately $5,545,495 U.S. Dollars) from Chan Heng Fai. The unpaid principal amount of the Loan shall be due and payable on May 14, 2022 and the Loan shall have no interest. The loan was paid back in full during 2021 and the outstanding balance was $0 as of December 31, 2021.

Chan Heng Fai provided an interest-free, due on demand advance to HengFeng Finance Limited for the general operations. As of December 31, 2021 and 2020, the outstanding balance was $0 and $184,250, respectively.

Management Fees

MacKenzie Equity Partners, owned by Charles MacKenzie, our Chief Development Officer and a director of the Company’s subsidiary LiquidValue Development, has had a consulting agreement with one of the Company’s subsidiaries since 2015. Per the terms of the agreement, as amended on January 1, 2018, the Company’s subsidiary paid a monthly fee of $20,000 for the consulting services. The Company incurred expenses of $360,000 and $240,000 for the years ended December 31, 2021 and 2020, respectively, which were capitalized as part of Real Estate on the Company’s Consolidated Balance Sheet, as the services relate to property and project management. During 2021, MacKenzie Equity Partners was granted an additional $120,000 bonus payment. As of December 31, 2021 and 2020 the Company owed $80,000 and $0, respectively to this entity.

Effective as of June 23, 2022, SeD Development Management LLC, a majority-owned, indirect subsidiary of the Company, entered into a consulting agreement with MacKenzie Equity Partners, LLC, an entity affiliated with Mr. MacKenzie.

25

Pursuant to this consulting agreement, Mr. MacKenzie will be paid a monthly fee of $25,000 per month by SeD Development Management LLC. In addition, he will be paid certain bonuses, including (i) a sum of USD $50,000 on June 30, 2022; (ii) a sum of USD $50,000 upon the successful financing of 100 homes owned by American Housing REIT Inc. with an entity not affiliated with SeD Development Management LLC; and (iii) a sum of USD $50,000 upon the successful leasing of 30 homes in the Alset of Black Oak development.

Consulting Services

A law firm owned by Conn Flanigan, a former Director of LiquidValue Development, performs consulting services to LiquidValue Development and some other subsidiaries of the Company. The Company incurred expenses of $0 and $12,645 for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021 and 2020 there was no outstanding balance due to this entity.

Note Receivable from a Related Party Company

On March 2, 2020 and on October 29, 2021, LiquidValue Asset Management Pte. Ltd. (“LiquidValue”) received two $200,000 Promissory Notes and on October 29, 2021 Alset International received $8,350,000 Promissory Note from American Medical REIT Inc. (“AMRE”), a company which is less than 3.5% owned by LiquidValue as of December 31, 2021. Chan Heng Fai and Chan Tung Moe are directors of American Medical REIT Inc. The notes carry interests of 8% and are payable in two, three years and 25 months, respectively. LiquidValue also received warrants to purchase AMRE shares at the exercise price of $5.00 per share. The amount of the warrants equals to the note principle divided by the exercise price. If AMRE goes to IPO in the future and IPO price is less than $10.00 per share, the exercise price shall be adjusted downward to fifty percent (50%) of the IPO price. As of December 31, 2021 and 2020, the fair market value of the warrants was $0. The Company accrued $130,000 and $13,431 interest income as of December 31, 2021 and 2020, respectively.

On January 24, 2017, SeD Capital Pte Ltd, a 100% owned subsidiary of Alset International lent $350,000 to iGalen Inc. The term of the loan was two years, with an interest rate of 3% per annum for the first year and 5% per annum for the second year. The expiration term was renewed as due on demand after two years with 5% per annum interest rate. As of December 31, 2020, the outstanding principle was $350,000 and accrued interest $61,555. On December 31, 2021, the management of the Company evaluated the financial and the operation results of iGalen and concluded that possibility to repay this loan is not probable, and the principal and accrued interest total of $412,754 was recorded as bad debt expense.

As of December 31, 2021, the Company provided advances for operation of $236,699 to HWH World Co., a direct sales company in Thailand of which the Company holds approximately 19% ownership.

On April 20, 2021, SeD Capital Pte Ltd entered into Joint Venture Agreement with Novum Alpha Pte Ltd., pursuant to which, each company owns 50% of the joint venture company Credas Capital Pte Ltd. Based on the agreement, SeD Capital Pte Ltd contributed 90% of the initial $150,000 shareholder loan to the joint venture, with the remaining balance contributed by Novum Alpha. The loan carries 0% interest rate and will be repaid on a “first-in first-out” basis, out of the operating profits of the joint venture, with the immediate partial payment of $100,000 of the initial loan to SeD Capital, once the company achieves profitability. As of December 31, 2021, the outstanding balance was $135,720.

Loan to Employees

On November 24, 2020, American Pacific Bancorp. Inc. lent $560,000 to Chan Tung Moe, bearing interest at 6%, with a maturity date of November 23, 2023. This loan was secured by an irrevocable letter of instruction on 80,000 shares of Alset Inc. On November 24, 2020, American Pacific Bancorp. Inc. lent $280,000 to Lim Sheng Hon Danny, bearing interest at 6%, with a maturity date of November 23, 2023. This loan was secured by an irrevocable letter of instruction on 40,000 shares of Alset Inc. At the time of such loans, Chan Tung Moe was an officer of Alset International Limited and Lim Sheng Hon Danny was an employee of Alset International Limited. Subsequent to the making of these loans, the Company acquired the majority of the issued and outstanding common stock of American Pacific Bancorp.; later DSS, Inc. acquired the majority of the issued and outstanding common stock of American Pacific Bancorp. As of December 31, 2021, both principal and interest, $840,000 and $28,031, of both loans to Chan Tung Moe and Lim Sheng Hong Danny, were fully paid off.

26

Subscription Agreement to Purchase Shares of Document Security Systems, Inc.

On September 3, 2021, the Company entered into a subscription agreement to purchase 12,155,591 shares of the common stock of DSS for a price of $1.234 per share for an aggregate purchase price of approximately $15 Million. This transaction closed on September 8, 2021.

DSS Investment into American Pacific Bancorp, Inc.

On September 8, 2021, the Company’s subsidiary American Pacific Bancorp, Inc. (“APB”) entered into a purchase agreement for APB to sell DSS 6,666,700 shares of the Class A Common Stock of APB for $6.00 per share, for an aggregate purchase price of $40,000,200. This transaction closed on September 9, 2021. Following this transaction, DSS has become the majority owner of APB.

Purchase of Alset International shares

On January 17, 2022 the Company entered into a securities purchase agreement with Chan Heng Fai, pursuant to which the Company agreed to purchase from Chan Heng Fai 293,428,200 ordinary shares of Alset International for a purchase price of 29,468,977 newly issued shares of the Company’s common stock. On February 28, 2022, the Company and Chan Heng Fai entered into an amendment to this securities purchase agreement pursuant to which the Company shall purchase these 293,428,200 ordinary shares of Alset International for a purchase price of 35,319,290 newly issued shares of the Company’s common stock. The closing of this transaction with Chan Heng Fai was subject to approval of the Nasdaq and the Company’s stockholders. These 293,428,200 ordinary shares of Alset International represent approximately 8.4% of the 3,492,713,362 total issued and outstanding shares of Alset International. The Company had a Special Meeting of Stockholders to vote on the approval of this transaction on June 6, 2022.

Sale of Securities of True Partner Limited

On January 18, 2022, the Company entered into a stock purchase agreement with DSS, Inc., pursuant to which the Company agreed to sell, through the transfer of subsidiary and otherwise, 62,122,908 shares of stock of True Partner Capital Holding Limited in exchange for 11,397,080 shares of the common stock of DSS. On February 28, 2022 the Company entered into a revised Stock Purchase Agreement with DSS, Inc., pursuant to which the Company has agreed to replace the January 18, 2022 agreement with a new agreement to sell a subsidiary holding 44,808,908 shares of stock of True Partner Capital Holding Limited, together with an additional 17,314,000 shares of True Partner Capital Holding Limited (for a total of 62,122,908 shares, representing all of our shares in such entity) in exchange for 17,570,948 shares of common stock of DSS (the “DSS Shares”). The issuance of the DSS Shares was subject to the approval of the NYSE American (on which the common stock of DSS is listed) and DSS’s shareholders. The shareholders of DSS approved this transaction on May 17, 2022, and the transaction subsequently closed.

Issuance of Common Stock

On January 24, 2022, the Company entered into stock purchase agreement with Chan Heng Fai, pursuant to which the Company agreed to issue to Chan Heng Fai 35,012,120 shares of the Company’s common stock for a purchase price of $0.3713 per share (for an aggregate purchase price of $13,000,000). On February 28, 2022 the Company entered into an agreement with Mr. Chan to terminate this stock purchase agreement.

Issuance of Promissory Note

On December 13, 2021, the Company entered into a Securities Purchase Agreement with Chan Heng Fai for the issuance and sale of a convertible promissory note in favor of Chan Heng Fai, in the principal amount of $6,250,000. The note bears interest of 3% per annum and is due on the earlier of December 31, 2024 or when declared due and payable by Chan Heng Fai. The note can be converted in part or whole into common shares of the Company at the conversion price of $0.625 or into cash. The loan closed on January 26, 2022 after all closing conditions were met. Mr. Chan opted to convert all of the amount of such note into 10,000,000 shares of the Company’s common stock, which shares were issued on January 27, 2022.

27

Purchase of Shares of DSS

On January 25, 2022, the Company agreed to purchase 44,619,423 shares of DSS’s common stock for a purchase price of $0.3810 per share, for an aggregate purchase price of $17,000,000. On February 28, 2022, the Company and DSS agreed to amend this stock purchase agreement. The number of shares of the common stock of DSS that the Company agreed to purchase was reduced to 3,986,877 shares for an aggregate purchase price of $1,519,000. Such acquisition of shares of DSS closed on March 9, 2022.

Initial Public Offering of Alset Capital Acquisition Corp.

On February 3, 2022, Alset Capital Acquisition Corp. (“Alset Capital”), a special purpose acquisition company sponsored by the Company and certain affiliates, closed its initial public offering of 7,500,000 units at $10 per unit. Each unit consisted of one of Alset Capital’s shares of Class A common stock, one-half of one redeemable warrant and one right to receive one-tenth of one share of Class A common stock upon the consummation of an initial business combination. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. The underwriters exercised their over-allotment option in full for an additional 1,125,000 units on February 1, 2022, which closed at the time of the closing of the Offering. As a result, the aggregate gross proceeds of this offering, including the over-allotment, were $86,250,000, prior to deducting underwriting discounts, commissions, and other offering expenses.

On February 3, 2022, simultaneously with the consummation of Alset Capital’s initial public offering, Alset Capital consummated the private placement of 473,750 units (the “Private Placement Units”) to the Sponsor, which amount includes 33,750 Private Placement Units purchased by the Sponsor in connection with the underwriters’ exercise of the over-allotment option in full, at a price of $10.00 per Private Placement Unit, generating gross proceeds of approximately $4.7 million (the “Private Placement”) the proceeds of which were placed in the trust account. No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement Units are identical to the units sold in the initial public offering, except that (a) the Private Placement Units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of Alset Capital’s initial business combination except to permitted transferees and (b) the warrants and rights included as a component of the Private Placement Units, so long as they are held by the Sponsor or its permitted transferees, will be entitled to registration rights, respectively.

The Company and its majority-owned subsidiary Alset International each own 45% of the sole member of Alset Acquisition Sponsor, LLC, the sponsor of Alset Capital, with the remaining 10% of the sole member of the sponsor owned by Alset Investment Pte. Ltd., a company owned by the Company’s Chairman, Chief Executive Officer and largest stockholder, Chan Heng Fai.

Purchase of Note from DSS

On February 25, 2022, Alset International entered into an assignment and assumption agreement with DSS (the “Assumption Agreement”) pursuant to which DSS agreed to purchase a convertible promissory note from Alset International. The note has a principal amount of $8,350,000 and had accrued but unpaid interest of $367,400 through May 15, 2022. The note was issued by American Medical REIT, Inc. The consideration paid for the note was 21,366,177 shares of DSS’s common stock. The number of DSS shares issued as consideration was calculated by dividing $8,717,400, the aggregate of the principal amount and the accrued but unpaid interest under the Note, by $0.408 per share. The closing of the Assumption Agreement and the issuance of the DSS shares described above was subject to the approval of the NYSE American and DSS’s shareholders. The shareholders of DSS approved this transaction on May 17, 2022. On July 12, 2022, Alset International entered into Amendment No. 1 to the Assumption Agreement. Amendment No. 1 revised the Assumption Agreement to remove an adjustment provision. On July 12, 2022, the transactions contemplated by the Assumption Agreement and Amendment No. 1 were consummated, Alset International assigned the Note to DSS, and DSS issued to Alset International 21,366,177 shares of DSS’s common stock.

Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our bylaws will require us to indemnify our directors and executive officers to the fullest extent permitted by Texas law.

28

EXECUTIVE COMPENSATION

Overview of Executive Compensation

The Compensation Committee of our Board of Directors is responsible for overseeing the compensation of all of our executive officers. In this capacity, our Compensation Committee annually reviews and approves the compensation of our chief executive officer and other executive officers, including such goals and objectives relevant to the executive officers’ compensation that the Committee, in its discretion, determines are appropriate, evaluates their performance in light of those goals and objectives, and sets their compensation based on this evaluation.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of our company during the years ended December 31, 2021 and 2020; and (ii) each other individual that served as an executive officer of our company at the conclusion of the years ended December 31, 2021 and 2020 and who received more than $100,000 in the form of salary and bonus during such year. We have included the information for certain individuals who were employed and compensated by Alset International Limited or its subsidiaries. Such compensation was paid solely for services rendered to such subsidiary. For purposes of this Report, these individuals are collectively the “named executive officers” of our company.

	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Chan Heng Fai	2021	$9	$5,983,858						$5,983,867
Chairman and Chief Executive Officer (1)	2020							$473,468	$473,468
Chan Tung Moe	2021	$215,589	$150,760						$366,349
Co-Chief Executive Officer (2)	2020
Lui Wai Leung Alan	2021	$135,735	$57,714						$193,449
Co-Chief Financial Officer	2020	$122,534							$122,534
Rongguo Wei	2021	$136,184	$86,092						$222,276
Co-Chief Financial Officer	2020	$116,184							$116,184
Charles MacKenzie	2021							$360,000	$360,000
Chief Development Officer (3)	2020							$240,000	$240,000

(1) Chan Heng Fai was paid bonuses totaling SGD $8,076,472 (USD $5,983,858) in 2021 by our majority owned subsidiary, Alset International Limited. Such payment was based on increases in the NAV and market capitalization of Alset International Limited during the year ended December 31, 2020. In 2022, Chan Heng Fai has been paid bonuses totaling SGD $4,097,874 (USD $3,036,115) by Alset International Limited, including bonuses for increases in the Net Asset Value (“NAV”) and market capitalization of Alset International Limited during the year ended December 31, 2021 (such amount is not included above). Chan Heng Fai is also paid SGD $1 (USD $.74) per month by Alset International Limited. In February of 2022, Chan Heng Fai was paid $4,800,000 by Alset Inc. as a result of increases in Alset Inc.’s NAV in the fiscal year ended December 31, 2021 (which amount is also not set forth above), which was subsequently reduced to $3,614,748.55, as described under Employment and Consulting Agreements, below.

(2) Chan Tung Moe was previously a consultant to the Company; since July of 2021 he has served as an employee of the Company. Chan Tung Moe is compensated by both the Company and its subsidiary Alset International.

(3) Our Chief Development Officer Charles MacKenzie is compensated by a subsidiary of our company pursuant to a consulting agreement in connection with our subsidiary’s real estate projects. Mr. MacKenzie has served as our Chief Development Officer since December of 2019.

29

Employment and Consulting Agreements

On February 8, 2021, the Company and the Company’s subsidiary Alset Business Development Pte. Ltd. (formerly known as Hengfai Business Development Pte. Ltd.) entered into an Executive Employment Agreement (the “Employment Agreement”) with the Company’s Chairman and Chief Executive Officer, Chan Heng Fai. Pursuant to the Employment Agreement, Mr. Chan’s compensation will include a fixed salary of $1 per month and two bonus payments each year consisting of: (i) one payment equal to Five Percent (5%) of the growth in market capitalization the Company experiences in any year; and (ii) one payment equal to Five Percent (5%) of the growth in net asset value the Company experiences in any year. In each case, such payment is to be calculated within seven (7) days of December 31st of each year. Such bonus payments shall be paid in cash or the Company’s common stock, at the election of Mr. Chan.

The Company and Alset Business Development Pte. Ltd. entered into a Supplement to the Executive Employment Agreement (the “Supplement”) with Chan Heng Fai on December 13, 2021.This Supplement amended the Employment Agreement. Pursuant to the Employment Agreement, the term of the Employment Agreement was to end on December 31, 2025. The Supplement has amended the Employment Agreement to extend its expiration until December 31, 2030.

This Supplement also provides that if there is a change of control at the Company, Chan Heng Fai shall be entitled to cash payment equal to the amount he would have been owed through the term of the Employment Agreement (as extended by the Supplement). Such payment shall be calculated based on the highest annual amount paid to Chan Heng Fai through the date of such change of control. In addition, if Chan Heng Fai is terminated, pursuant to the Supplement, Chan Heng Fai shall be entitled to cash payment equal to the amount he would have been owed through the term of the Employment Agreement (as extended by the Supplement), calculated as described above.

The Compensation Committee of the Company’s Board of Directors later recommended that Chan Heng Fai be paid $4,800,000 of the NAV Bonus pursuant to the Employment Agreement and the Supplement. The Company, Alset Business Development Pte. Ltd. and Chan Heng Fai entered into an Amendment to the Employment Agreement, dated as of January 26, 2022 (the “Amendment”), and such bonus was paid. The Amendment provides that in the event that the net asset value of the Company is determined to be a greater or lesser amount than $4,800,000 upon the completion and filing of the Company’s audited financial statements, Mr. Chan shall be entitled to the balance of such amount or shall reimburse the Company, as applicable. The Amendment further provides that the Company shall assume all obligations of Alset Business Development Pte. Ltd. under the Employment Agreement.

Based on the Company’s audited financial statements that were filed with the SEC on March 31, 2022, the Company determined that the NAV Bonus should be equal to $3,614,748.55 (instead of $4,800,000), due to a difference between the anticipated and actual growth in the Company’s net asset value. Accordingly, on April 29, 2022, the Executive settled the true-up payment of $1,185,251.45 with the Company.

Chan Heng Fai was paid bonuses totaling SGD $8,076,472 (USD $5,983,858) in 2021 by our majority owned subsidiary, Alset International Limited. Such payment was based on increases in the Net Asset Value (“NAV”) and market capitalization of Alset International during the year ended December 31, 2020. In 2022, Chan Heng Fai has been paid bonuses totaling SGD $4,097,874 (USD $3,036,115) by Alset International, including bonuses for increases in the NAV and market capitalization of Alset International during the year ended December 31, 2021. Chan Heng Fai is also paid SGD $1 (USD $.74) per month by Alset International Limited. Mr. Chan’s current employment agreement with Alset International Limited, dated as of December 10, 2021, provides that Mr. Chan shall continue to be paid SGD $1.00 per month, and shall be entitled to receive a bonus equal to 5% of the market capitalization growth of Alset International and 5% of the annual NAV increase of Alset International. The term of this agreement was made effective to March 25, 2020 and shall end on March 24, 2030. If Alset International terminates the appointment of Mr. Chan (subject to certain exceptions), Alset International shall be obliged to compensate Mr. Chan with a severance payment which will be equivalent to the total remuneration that would have been paid to Mr. Chan as if he had completed his term as the Chief Executive Officer of Alset International (“Severance Payment”). In the event there is a change in control of Alset International, Mr. Chan shall be granted with the option to continue his appointment with Alset International. If Mr. Chan decides not to continue with the appointment, Alset International shall be obliged to compensate Mr. Chan an amount equivalent to the Severance Payment. The Severance Payment shall be for the balance of the tenure of his term and shall be computed based on the highest annual remuneration, including salaries, incentive payments and performance bonus paid to Mr. Chan in the previous years prior to the termination of the appointment. Such Severance Payment shall be paid in cash only.

30

On July 1, 2021 the Company and its subsidiary Alset Business Development Pte. Ltd. (formerly known as Hengfai Business Development Pte. Ltd.) entered into Executive Employment Agreement with the Company’s Co-CEO, Chan Tung Moe. Based on the agreement, Chan Tung Moe’s compensation will include a fixed salary of $10,000 per month. In addition, Chan Tung Moe was paid a signing bonus of $60,000. The term of the Executive Employment Agreement ends on June 30, 2024. Chan Tung Moe is the son of the Chief Executive Office, Chairman and majority shareholder, Chan Heng Fai. Chan Tung Moe is also compensated by (1) our subsidiary Alset International Limited, and is paid a fixed salary of S$17,500 Singapore Dollars (approximately $12,250 U.S. Dollars) per month; and (2) our related party private company American Medical REIT, and is paid a fixed salary of $7,500 per month.

Mr. Lim is compensated by our subsidiary Alset International Limited, and is paid salary and other amounts equal to S$20,000 Singapore Dollars (approximately $14,000 U.S. Dollars) per month.

Our Chief Development Officer Charles MacKenzie is compensated by a subsidiary of our company pursuant to a consulting agreement in connection with our subsidiary’s real estate projects. Effective as of June 23, 2022, SeD Development Management LLC, a majority-owned, indirect subsidiary of the Company, entered into a consulting agreement with MacKenzie Equity Partners, LLC, an entity affiliated with Mr. MacKenzie. Pursuant to this consulting agreement, Mr. MacKenzie will be paid a monthly fee of $25,000 per month by SeD Development Management LLC. In addition, he will be paid certain bonuses, including (i) a sum of USD $50,000 on June 30, 2022; (ii) a sum of USD $50,000 upon the successful financing of 100 homes owned by American Housing REIT Inc. with an entity not affiliated with SeD Development Management LLC; and (iii) a sum of USD $50,000 upon the successful leasing of 30 homes in the Alset of Black Oak development.

Effective as of February 15, 2022, the Company has appointed Anthony S. Chan as the Chief Operating Officer of the Company. Mr. Chan has served as a consultant to the Company since April of 2021. Mr. Chan will continue to be compensated pursuant to the terms of a consulting agreement entered into between the Company and CA Global Consulting Inc., pursuant to which the Company initially paid Anthony S. Chan’s company $12,000 per month. This monthly payment was increased to $15,000 per month in May of 2022.

2018 Incentive Compensation Plan

Under our 2018 Incentive Compensation Plan (the “Plan”), adopted by our board of directors and holders of a majority of our outstanding shares of common stock in September 2018, 500,000 shares of common stock (subject to certain adjustments) were reserved for issuance upon exercise of stock options and grants of other equity awards. The Plan is designed to serve as an incentive for attracting and retaining qualified and motivated employees, officers, directors, consultants and other persons who provide services to us. The compensation committee of our board of directors administers and interprets the Plan and is authorized to grant stock options and other equity awards thereunder to all eligible employees of our company, including non-employee consultants to our company and directors.

The Plan provides for the granting of “incentive stock options” (as defined in Section 422 of the Code), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Options may be granted under the Plan on such terms and at such prices as determined by the compensation committee of the board, except that the per share exercise price of the stock options cannot be less than the fair market value of our common stock on the date of the grant. Each option will be exercisable after the period or periods specified in the stock option agreement, but all stock options must be exercised within ten years from the date of grant. Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution. The compensation committee of the board has the authority to amend or terminate the Plan, provided that no amendment shall be made without stockholder approval if such stockholder approval is necessary to comply with any tax or regulatory requirement. Unless terminated sooner, the Plan will terminate ten years from its effective date. The Plan also provides that no participant may receive stock options or other awards under the Plan that in the aggregate equal more than 30% of all options or awards issued over the life of the Plan. To date, we have not issued any stock options to officers, directors or employees. The reservation of shares under the Incentive Compensation Plan was cancelled in May of 2021. The compensation committee intends to grant stock options to key employees and non-executive directors of our company in the future.

31

Outstanding Equity Awards at 2021 Fiscal Year-End

No stock options or other equity awards were granted to any of our named executive officers during the year ended December 31, 2021.

OTHER MATTERS

Other Business

As of the date of this Proxy Statement, our Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Stockholder Proposals for 2023 Annual Meeting of Stockholders

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices not later than June 28, 2023. The proposal should be addressed to Secretary, Alset Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

In accordance with Section 2.13 of our bylaws, for business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “proposing stockholder”) must have given written notice of the proposing stockholder’s nomination or proposal, either by personal delivery or by United States mail to the Secretary not later than ninety (90) calendar days prior to the date such annual meeting is to be held. If the current year’s meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder’s notice as provided above.

For business to be properly brought before a special meeting of stockholders, the notice of the meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A person or persons who have made a written request for a special meeting pursuant to the bylaws may provide the information required for notice of a stockholder proposal simultaneously with the written request for the meeting submitted to the Secretary or within ten (10) calendar days after delivery of the written request for the meeting to the Secretary.

A proposing stockholder’s notice shall include as to each matter the proposing stockholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing stockholder, and the classes and number of shares of the Company held by the proposing stockholder.

(b) If the notice is in regard to a nomination of a candidate for election as director: (a) the name, age, and business and residence address of the candidate; (b) the principal occupation or employment of the candidate; and (c) the class and number of shares of the Corporation beneficially owned by the candidate.

(c) If the notice is about a proposal other than a nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing stockholder in such proposal.

32

Annual Report

Our 2021 Annual Report on Form 10-K is concurrently being mailed to stockholders. The Annual Report contains our consolidated financial statements and the report thereon of Grassi & Co., CPAs, P.C., independent registered public accounting firm. Stockholders may obtain an additional copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021, without charge, by writing to Alset Inc. at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814.

Householding of Annual Meeting Materials

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and any other Company forms or notices may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or other notices or forms for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our Secretary at Alset Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD, 20814, we will promptly provide separate copies of our Annual Report on Form 10-K and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chan Heng Fai
Chan Heng Fai
Chairman of the Board and
Chief Executive Officer

Dated: October 24, 2022

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

33

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

TO EFFECT THE REVERSE STOCK SPLIT PROPOSAL

This Certificate of Amendment is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.

Entity Information

The name of the filing entity is Alset Inc., and it is a for-profit corporation (the “Corporation”). The Corporation’s date of formation is July 30, 2020, and its assigned file number is 0803708026.

Amendment

The Certificate of Formation is hereby amended pursuant to Section 21.364d(6) of the Texas Business Organizations Code to effect the following action:

On [*], 2022, at [*] p.m., Central time (the “Effective Time”), each twenty (20) shares of common stock issued and outstanding immediately prior to the Effective Time shall automatically, and without any action by the holder thereof or the Corporation, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon the submission of a transmission letter by a shareholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Capital Market at the close of business on the trading day preceding the date of the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares formerly represented by the certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

Statement of Approval

The amendment to the Certificate of Formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

Effectiveness of Filing

This Certificate of Amendment becomes effective when it is filed by the Secretary of State.

***

Remainder of page intentionally left blank.

A-1

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: *, 2022	ALSET INC.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer

A-2

ALSET INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 5, 2022 AT 9:00 AM EASTERN STANDARD TIME

CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Alset Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Rongguo Wei proxy, with power of substitution, for and in the name of the undersigned to attend the annual meeting of stockholders of the Company to be held at https://agm.issuerdirect.com/aei, on Monday, December 5, 2022 beginning at 9:00 AM, Eastern Time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/AEI
PHONE:	1-866-752-VOTE(8683)

→ Please ensure you fold then detach and retain this portion of this Proxy →

ANNUAL MEETING OF THE STOCKHOLDERS OF ALSET INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 →	FOR	WITHHOLD	
ELECTION OF DIRECTORS:			
Chan Heng Fai	☐	☐	**CONTROL ID:**
Wong Tat Keung	☐	☐	
William Wu	☐	☐	**REQUEST ID:**
Wong Shui Yeung	☐	☐	
Lim Sheng Hon Danny	☐	☐	
Joanne Wong Hiu Pan	☐	☐	
Chan Tung Moe	☐	☐	

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

THE BOARD OF DIRECTORS RECOMMENDS VOTE 'FOR' THE DIRECTOR NOMINEES IN PROPOSAL 1, AND VOTE 'FOR' PROPOSALS 2 AND 3.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2022

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)